EXHIBIT 5.1

                                  EXECUTION COPY








                      LEASE RECEIVABLES PURCHASE AGREEMENT


                          dated as of December 28, 1998


                                      Among


                        Triple-A One Funding Corporation,
                                as the Purchaser


                          Key Corporate Capital, Inc.,
                                  as the Agent


                                 MLC Group, Inc.
                     as the Seller and the Collection Agent


                                       and

                               MLC Holdings, Inc.
                                as the Guarantor



                                TABLE OF CONTENTS

1.       Definitions.....................................................................1
2.       Facility Description............................................................8
         (a)  Discretionary Purchase Facility............................................8
         (b) Fees 9
         (c) Condition Precedent to Facility Effectiveness...............................9
3.       No Recourse.....................................................................9
4.       Deliveries on Each Purchase Date................................................9
         (a)  Assignment; No Assumption of Obligations...................................9
         (b)  Other Deliveries..........................................................10
5.       Lease Receivable Eligibility Requirements......................................10
6.       Representation and Warranties of the Seller....................................13
         (a)  Due Organization and Good Standing........................................13
         (b)  Due Authorization.........................................................13
         (c)  Due Execution and No Conflict.............................................13
         (d)  Financial Statements......................................................14
         (e)  Other Information.........................................................14
         (f)  Litigation................................................................14
         (g)  Rights to Purchased Assets and Equipment; Power to Sell...................14
         (h)  Consummation of Purchase..................................................14
         (i)  Location of Chief Executive Office........................................14
         (j)  Marking of Leases.........................................................14
         (k)  Segregated Account Information............................................15
         (l)  Securities Compliance.....................................................15
         (m)  Solvency..................................................................15
         (n)  Master Leases.............................................................15
7.       Seller Covenants...............................................................15
         I)  Reporting Covenants........................................................15
           (A)  Financial Statements....................................................15
           (B)  Monthly Reports.........................................................15
           (C)  Reporting on Lease Receivables and Other Matters........................16
           (D)  The Seller Collateral Information.......................................16
         II)  Affirmative Covenants.....................................................16
           (A)  Access to Seller's Records..............................................16
           (B)  Compliance with Legal Obligations.......................................17
           (C)  Payment of Taxes........................................................17
           (D)  Preservation of Corporate Existence.....................................17
           (E)  Collections.............................................................17
           (F)  Further Assurances......................................................17
           (G)  Change in Business or Credit and Collection Policy......................17
           (H)  Merger Etc..............................................................18
           (I)  Change in Corporate Name................................................18
           (J)  Change of Chief Executive Office........................................18
           (K)  Sales, Liens, Etc. Against Lease Receivables and Equipment..............18
           (L)  Amendment of Lease Receivables..........................................18
           (M)  Enforcement of Leases...................................................19
           (N)  Impairment of the Purchaser's Rights....................................19
           (O)  Terminate or Reject Leases..............................................19
           (P)  Obligor UCC Filing Requirement..........................................19
8.       Agreement to Indemnify.........................................................19

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9.       Agreement Regarding Collections and Administrations............................20
         (a)  Designation of the Collection Agent.......................................20
         (b)  Duties of the Collection Agent............................................21
         (c)  Rights of the Agent.......................................................22
         (d)  Cooperation by the Seller.................................................22
         (e)  Power of Attorney.........................................................23
         (f)  Responsibilities of the Seller............................................23
         (g)  Application of Payments...................................................23
         (h)  Remittance of Collections.................................................23
         (i)  Payments and Computations, Etc............................................24
         (j)  Collection Expenses.......................................................25
         (k)  Collection Agent Replacement Events.......................................25
         (l)  Return of Payments........................................................26
         (m)  Non-Interference with Quiet Enjoyment.....................................27
10.      Seller's Grant of a Security Interest to Agent.................................27
         (a)  Grant of Security Interest................................................27
         (b)  Further Assurances by Seller..............................................27
         (c)  Remedies of Agent.........................................................28
11.      Repurchase of Lease Receivables................................................28
         (a)  Lack of Eligibility.......................................................28
         (b)  Optional Repurchases......................................................28
         (c)  Retransfer without Recourse...............................................29
12.      Termination of this Agreement..................................................29
13.      The Agent......................................................................30
         (a)  Authorization and Action..................................................30
         (b)  Agent's Reliance, Etc.....................................................30
         (c)  Agent and Affiliates......................................................30
         (d)  Application of Agency Provisions..........................................31
14.      Guaranty 31
15.      Miscellaneous..................................................................33
         (a)  Costs and Expenses........................................................33
         (b)  Notices...................................................................33
         (c)  Governing Law.............................................................33
         (d)  Binding Effect; Assignability.............................................33
         (e)  No Waiver.................................................................34
         (f)  Severability..............................................................34
         (g)  No Proceedings............................................................34
         (h)  Counterparts..............................................................34














                                         ii
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                                    EXHIBITS

Exhibit A                  Credit and Collection Policy
Exhibit B                  Form of Lease
Exhibit C                  List of Closing Documents
Exhibit D                  Form of Assignment
Exhibit E                  Form of Notice of Assignment
Exhibit F                  Form of UCC Financing Statement
Exhibit G                  Form of Transferee's Agreement
Exhibit H                  Form of Segregated Account Agreement









































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



                      LEASE RECEIVABLES PURCHASE AGREEMENT


     THIS  LEASE  RECEIVABLES  PURCHASE  AGREEMENT  ("Agreement")  is made as of
December 28, 1998 by and among Triple-A One Funding Corporation, a Delaware corporation (the "Purchaser") having its principal office and place of business at 885 Third Avenue, New York, New York 10022, Key Corporate Capital, Inc., a
Delaware corporation ("KCCI") having its principal office and place of business at 30 Federal Street, Boston, Massachusetts 02110, as agent for the Purchaser
(the "Agent"), MLC Group, Inc., a Delaware corporation (the "Seller") having its principal office and place of business at 400 Herndon Parkway, Herndon, Virginia
20170 and MLC Holdings, Inc., a Delaware corporation (the "Guarantor") having its principal office and place of business at 400 Herndon Parkway, Herndon, Virginia 20170.

     WHEREAS,  the Seller is in the business of procuring,  trading in, leasing,
re-leasing,  licensing,  distributing,   financing,  selling,  remarketing,  and
providing associated services with respect to, equipment;

     WHEREAS, the Seller wishes from time to time to offer to sell to the Purchaser receivables arising under leases, installment sale contracts and other chattel paper generated from such business;

     WHEREAS,   the   Purchaser   desires  to  purchase  from  the  Seller  such
receivables; and

     WHEREAS,   the  Guarantor  has  agreed  to  guaranty  certain   performance
obligations of the Seller;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.       Definitions.

     The following terms, wherever used in this Agreement, shall have the meanings ascribed to them in this paragraph:

     "Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person.

     "Assignment" has the meaning assigned to that term in paragraph 4.

     "Bankruptcy  Code"  means  Title 11 of the  United  States  Code (11 U.S.C.
Section 101 et seq.), as amended from time to time, or any successor statute.

     "Business Day" means any day of the year other than a Saturday, Sunday or a public or bank holiday in New York.


                                        1




     "Chattel Paper" means, with respect to a Lease, a copy of the related master lease agreement certified by the Seller together with the original counterpart of the related lease schedule which incorporates the provisions of such master lease agreement by reference.

     "Collection Agent" means at any time the Person(s) then authorized pursuant to paragraph 9 to service, administer, account for, bill and collect Purchased Lease Receivables.

     "Collection Agent Replacement Event" has the meaning assigned such term in paragraph 9(k).

     "Collections" means, with respect to any Purchased Lease Receivable, all cash collections and other cash proceeds of such Purchased Lease Receivable, including, without limitation, all cash proceeds with respect to Scheduled Payments included in the calculation of the Purchase Price for such Purchased Lease Receivable, all cash proceeds of Related Security with respect to such Purchased Lease Receivable, any finance charges or late charges with respect to such Purchased Lease Receivable and any Collection of such Purchased Lease Receivable deemed to have been received pursuant to paragraph 9(h) or paragraph 11.

     "Credit and Collection Policy" means those credit and collection policies and practices which are described in Exhibit A relating to Purchased Lease Receivables and Obligors.

     "Credit Spread" has the meaning defined in the Pricing Letter.

     "Delinquent Lease Receivable" means any Purchased Lease Receivable as to which any Payment remains unpaid from the actual due date for such Payment for more than two (2) calendar months (without giving effect to any remittance of past-due Payments by the Collection Agent or Seller).

     "Discount Rate" has the meaning defined in the Pricing Letter.

     "Eligible Lease Receivable" means a Lease Receivable which meets all of the eligibility requirements set forth in paragraph 5 below on the applicable Purchase Date.

     "Equipment" means business use equipment, including but not limited to equipment sold or leased by the Seller under a Lease, together with all additions, replacements, substitutions, parts, repairs, accessories, accessions or attachments thereto; provided, that, such additions or attachments will not be included so long as (i) such addition or attachment is not part of the initial Equipment being leased or financed and (ii) such subsequent addition or attachment does not require the replacement of any existing Equipment and removal of such addition or attachment does not inhibit the operation of the Equipment.

     "Indebtedness" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations secured by any Adverse Claim or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (vi) obligations of such Person in connection with any letter of credit issued for the account of such Person and
(vii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

     "Ineligible Purchased Lease Receivable" has the meaning assigned such term in paragraph 10(a).

     "Initial Costs" has the meaning set forth in paragraph 14(a).

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     "IRS" means the Internal Revenue Service of the United States of America.

     "KCCI" means Key Corporate Capital, Inc.

     "Lease" means any of (i) a non-cancelable, unconditional, "hell or high water" triple-net lease agreement arising out of a lease of Equipment or (ii) a non-cancelable, unconditional, installment sales contract or other chattel paper arising out of a sale of Equipment, in all of the foregoing instances having payment and enforcement terms substantially as favorable to the Seller as those contained in one of the forms of written contract set forth in Exhibit B or otherwise approved by the Agent.

     "Lease Receivable" means, with respect to any Lease at any time, all Scheduled Payments then or thereafter payable by the Obligor under such Lease, together with all supplemental or additional Payments required to be paid to Lessor by the terms of such Lease with respect to insurance (other than premiums) and other specific charges identified under such Lease, excluding any such payments or charges which constitute sales or other taxes or the price for a purchase option occurring at the end of the term of such Lease unless such payments, charges or price are Scheduled Payments.

     "lessee" means the party under a Lease or other Chattel Paper renting Equipment from another party.

     "lessor" means the party under a Lease or other Chattel Paper leasing Equipment to another party.

     "Non-Recourse Debt" means debt that is incurred by the Seller for the stated purpose of purchasing or financing a lease or an item of personal property the repayment of which shall be satisfied only by recourse to said lease or personal property, and not in whole or in part by recourse against the Seller personally or against any of the Seller's other assets except in the case of a breach by the Seller of any representation or warranty customarily given by an equipment lessor to a non-recourse lender (such as a representation as to the Seller's ownership of such lease or item of personal property or a warranty of quiet enjoyment).

     "Notice of Assignment"  has the meaning  assigned to that term in paragraph
3.

     "Obligor" means any party obligated in respect of a Lease Receivable pursuant to a Lease other than the lessor of the Equipment covered thereby.

     "Obligor Default" means, with respect to any Obligor: (i) any default by such Obligor under a Lease which default continues uncured for more than the period of grace, if any, specified in such Lease; or (ii) a default under an Obligor Guaranty which default continues uncured for more than the period of grace, if any, specified in such Obligor Guaranty.

     "Obligor Guaranty" means any guaranty given to the Seller (or under which the Seller has rights) by any Person guaranteeing the payment and/or performance of a Lease Receivable.

     "Obligor UCC Filing Requirement" means, with respect to any Purchased Lease Receivable that the Seller has obtained appropriate UCC financing statements executed by the Obligor of such Purchased Lease Receivable or other applicable filings which financing statements have been filed in all applicable jurisdictions, so that if a court or other Person were to determine that such Lease transferred an ownership (rather than a leasehold) interest to the Obligor in the Equipment subject to the Lease, the Seller would have a perfected security interest in such Equipment, free and clear of any Adverse Claim.

     "Payment" means any payment, whether or not earned by performance, receivable by the lessor on account of a Lease.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

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     "Present Value" means the present day value of a future stream of Scheduled
Payments discounted using the applicable Discount Rate and based upon monthly compounding.

     "Pricing Letter" means that certain Pricing Letter Agreement of even date herewith among the Seller, the Guarantor, the Purchaser and the Agent.

     "Purchase" means a purchase by the Purchaser of Purchased Assets from the Seller pursuant to paragraph 2.

     "Purchase Date" means the date a Purchase is made by the Purchaser hereunder.

     "Purchase Price" of a Lease Receivable means the Present Value of the Scheduled Payments then due and to become due under the related Lease discounted at the Discount Rate, calculated as of the Purchase Date for such Lease Receivable or as of such other date agreed upon by the Agent and the Seller.

     "Purchased Assets" means, at any time, all then outstanding Purchased Lease Receivables, Related Security with respect to such Purchased Lease Receivables, and Collections with respect to, and other proceeds of, such Purchased Lease Receivables and Related Security.

     "Purchased Lease Receivable" means any Lease Receivable which is offered for sale by the Seller and purchased by the Purchaser pursuant to paragraph 2. Once a Lease Receivable is purchased by the Purchaser it shall remain a Purchased Lease Receivable; provided, however, that with respect to any Lease Receivable that is repurchased by the Seller pursuant to paragraph 11, following the Agent's receipt of the Repurchase Price for such Lease Receivable, "Purchased Lease Receivable" shall not include the Lease Receivable so repurchased.

     "Records" means all information maintained by the Seller, or copies thereof, relating to the duties performed by the Collection Agent with respect to the Purchased Lease Receivables and other Purchased Assets hereunder.

     "Related Security" means with respect to any Lease related to a Purchased Lease Receivable:

     (i) all security interests or liens in any property from time to time purporting to secure payment by Obligor or under an Obligor Guaranty of the Purchased Lease Receivable arising under such Lease, whether pursuant to such Lease or otherwise;





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



     (ii) the assignment to the Agent, for the benefit of the Purchaser, of all UCC financing statements covering any collateral securing payment by the Obligor of the Purchased Lease Receivable arising under such Lease;

     (iii) all Obligor Guaranties, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment by the Obligor of the Purchased Lease Receivable arising under such Lease whether pursuant to the Lease related to such Purchased Lease Receivable or otherwise, to the extent the Repurchase Price of such Purchased Lease Receivable (at such time) has not been recovered by the Purchaser;

     (iv) all of the Seller's right, title and interest in, to and under any proceeds of the sale or lease of Equipment that was repossessed from an Obligor of a Purchased Lease Receivable and that was the subject of the Lease related to such Purchased Lease Receivable, to the extent that the Repurchase Price with respect to such Purchased Lease Receivable has not been recovered by the Purchaser;

     (v) all of the Seller's rights against third parties, including, without limitation, vendors and licensors, for remarketing of Equipment upon default, termination or otherwise of a Lease, and other agreements or arrangements for the marketing of the Equipment and all other agreements between the Seller and vendors including, without limitation, assignment agreements and Vendor Program Agreements;

     (vi) all related Chattel Paper and related Records; and

     (vii) all proceeds of the foregoing.

     "Remittance Date" has the meaning assigned such term in paragraph 9(h).

     "Reporting Date" means the 10th business day of each month.

     "Repurchase Price" of a Purchased Lease Receivable means, at any time, the Present Value of the Scheduled Payments due and to become due under the related Lease at that time, calculated using the lesser of (x) the Discount Rate for such Purchased Lease Receivable that was used to calculate the Purchase Price of such Purchased Lease Receivable and (y) the Market Rate, as defined below. Market Rate shall mean the T-Note Proxy Rate at such time of repurchase having a maturity equal to the then remaining average life of the Purchased Receivable to be repurchased plus the Credit Spread (determined on the Purchase Date for the related Purchased Lease Receivable) plus the Swap Spread (determined on the Purchase Date for the related Purchased Lease Receivable).

     "Risk Rating" means a credit rating of 1, 2, 3 or 4 given to each Obligor of a Lease Receivable to be purchased hereunder. A Risk Rating of 1


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is applied to  Obligors  with a public  debt rating of at least BBB- By Standard and Poor's Ratings Service and at least Baa3 by Moody's Investors Service, Inc., a Risk Rating of 2 is applied to Obligors that are strategic subsidiaries of companies with a public debt rating of BB+ Ba1, a Risk Rating of 3 is applied to Obligors with a public debt rating of BB, BB-, Ba2 or Ba3 and, a Risk Rating of 4 is applied to Obligors that do not satisfy the criteria of 1, 2 or 3; provided, that, notwithstanding the foregoing, an Obligor without a public debt rating may be assigned a Risk Rating of 1, 2, 3 r 4 by the Agent hereunder, provided such Obligor satisfies the minimum credit criteria set forth on Exhibit A hereto, in the sole judgement of Agent, and is otherwise acceptable to the Agent.

     "Scheduled Payments" means, with respect to a Lease, the rent or installments (exclusive of any amounts in respect of insurance or taxes, unless such amounts constitute reimbursement for taxes which the lessor has paid to the taxing authority in advance on behalf of such Obligor) payable by the Obligor under the Lease and which are used to calculate the Purchase Price for any Purchased Lease Receivable.

     "Scheduled Termination Date" means, with respect to a Lease related to a Purchased Lease Receivable, the last day of the lease period under such Lease that is related to the last Scheduled Payment used to calculate the Purchase Price for such Purchased Lease Receivable.

     "Segregated Account" means an account maintained by the Seller at the Segregated Account Bank (i) into which all Collections derived from Lease Receivables received by the Seller or the Collection Agent (whether directly or through remittance to a lockbox) shall be deposited within two (2) Business Days of their receipt, and (ii) which, upon a Collection Agent Replacement Event, (x) shall not be accessible to the Seller or the Collection Agent, without the consent of the Agent, for disbursements and/or deposits and (y) shall be under the Agent's control for purposes of disposing of the deposits therein.

     "Segregated Account Agreement" means an agreement among the Seller, the Agent and the Segregated Account Bank in substantially the form of Exhibit H.

     "Segregated Account Bank" means First Union National Bank.

     "Seller Collateral" has the meaning assigned to that term in paragraph 10.

     "Seller Obligations" has the meaning assigned to that term in paragraph 10.

     "Swap Spread" has the meaning defined in the Pricing Letter.

     "Swap Spread Difference" has the meaning defined in the Pricing Letter.

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



     "Tangible Net Worth" means, with respect to a Person, such Person's total assets (exclusive of any indebtedness owed to such Person by any affiliate of such Person) minus the sum of (i) such Person's total liabilities, (ii) the amount, if any, of such Person's assets, including, without limitation, general intangibles which would be treated as an intangible under generally accepted accounting principles, (iii) any write-up in the book value of any fixed asset resulting from a revaluation thereof, and (iv) the amount, if any, at which any shares of stock of such Person appear on he asset side of such Person's balance sheet, determined on a consolidated basis.

     "T-Note Proxy Rate" has the meaning assigned to that term in the definition of Discount Rate.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "Used Amount" has the meaning assigned to that term in paragraph 2(b).

     "Vendor Program Agreements" means any agreements of which the Seller is the beneficiary (including as assignee) relating to a Lease of Equipment providing for upgrading, maintenance, replacement, or remarketing of the Equipment.

2.       Facility Description.

     (a) Discretionary Purchase Facility. On the terms and conditions contained herein, the Purchaser may, in its sole discretion and from time to time during the period commencing on the date hereof and ending on December 31, 1999, (and extended thereafter on an annual basis upon mutual consent of all parties hereto) purchase Lease Receivables that the Seller offers for sale to the Purchaser. Any such offer to sell Lease Receivables to the Purchaser shall be made by written notice to the Agent at least fifteen (15) Business Days prior to the proposed Purchase Date and shall be accompanied by such information concerning such Lease Receivables as reasonably requested by the Agent. The Seller agrees to use reasonable efforts to screen the Lease Receivables offered for purchase hereunder for compliance with the Risk Ratings and the credit criteria set forth on Exhibit A hereto. The Lease Receivables offered for purchase hereunder or any Purchase Date shall have an average Purchase Price of at least $100,000 for each such Lease Receivable. The aggregate Purchase Price for Lease Receivables offered by the Seller hereunder to the Purchaser on any Purchase Date will not be less than $5,000,000 unless otherwise agreed to by the Agent in its sole discretion. Under no circumstances shall the Purchaser acquire any Lease Receivables hereunder if, after giving effect to such purchase, the aggregate Purchase Price payments made by the Purchaser to the Seller hereunder minus the aggregate amounts received by the Purchaser hereunder as recoveries of the Purchaser's investment represented by such Purchase Price payments would exceed $50,000,000. If the Purchaser elects to purchase any Lease Receivable, the Purchase Price for such Lease Receivable shall be computed as of the applicable Purchase Date using the then applicable Discount Rate and which Discount Rate shall be set forth in the Assignment. The Purchase Price for Lease Receivables to be purchased hereunder shall be wired to First Union Funds Transfer ABA #0312-0146-7, for further credit to MLC Group, Inc. Account #2014159391450 or such other account(s) designated by the Seller from time to time. The purchase of a Lease Receivable hereunder shall also constitute a purchase of the related Purchased Assets and shall be effective on the date hat the Seller receives the entire Purchase Price therefor as described in the preceding sentence. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Purchaser to purchase Lease Receivables at any time.

     (b) Fees. The Seller shall pay the unused fee described in the Pricing Letter.

     (c) Condition Precedent to Facility Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that the Agent shall have received the documents set forth on part A of the List of Closing Documents attached as Exhibit C hereto, each in form and substance satisfactory to the Agent.

3.       No Recourse.

     The purchase of Lease Receivables from the Seller hereunder is on a non-recourse basis to the Seller with respect to the failure of any Obligor to satisfy its obligations on a Purchased Lease Receivable. The foregoing limitation shall not affect the obligations of the Seller with respect to the representations and warranties made herein or in any agreement which is an exhibit hereto or with respect to the due performance of the other provisions of this Agreement, including, without limitation, the provisions of paragraph 8 and the purchase and collection procedures described in paragraph 2 and paragraph 9, respectively, provided, however, that the Purchaser's recourse for the Seller's breach of any such representation or warranty or failure to perform any such obligation shall be limited to actual damages incurred by the Purchaser (as opposed to recourse for the payment of the Purchased Lease Receivables).

4.       Deliveries on Each Purchase Date.

     (a) Assignment; No Assumption of Obligations. On each Purchase Date, the Seller will sell, assign and transfer to the Purchaser all of the Seller's right, title and interest in, to and under the Purchased Assets being sold on such Purchase Date, by executing an assignment (an "Assignment") in the form of Exhibit D hereto or as shall otherwise be acceptable to both the Seller and the Purchaser. Neither the Purchaser nor the Agent shall be deemed by reason of any assignment to the Purchaser of Purchased Assets to have assumed any of the Seller's, or any lessor's, obligations under any related Lease.

     (b) Other Deliveries. Prior to the receipt by the Seller of the Purchase Price for any Purchased Assets, the Seller shall deliver to the Agent the List of Closing Documents and Required Information attached as Exhibit C part B hereto.

     5. Lease Receivable Eligibility Requirements.

     The Seller represents and warrants that all Lease Receivables offered for sale by the Seller to the Purchaser hereunder shall be Eligible

     Lease Receivables on the Purchase Date for such Lease Receivables. An "Eligible Lease Receivable" means, at any time, a Lease Receivable:

     (a) which is fully assignable by the Seller without the consent of any Person (unless such consent has already been obtained and the Seller has delivered a copy of such consent to the Agent) and which arises under a Lease pursuant to which the Obligor's obligation to make Payments (including, but not limited to, Scheduled Payments) is absolute and unconditional and not subject to any delay, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever;

     (b) which arises from a bona fide lease or sale of the Equipment described in the related Lease in the ordinary course of the Seller's business and such Equipment has been delivered to and accepted by the lessee thereunder and is in possession of the Obligor thereof; none of the Equipment covered by such Lease, after its delivery and acceptance by such lessee, is a fixture under the applicable laws of any state where the Equipment is or may be located;

     (c) which, together with the related Lease and Equipment, comply with all applicable laws and regulations (including, without limitation, interest/usury laws);

     (d) which arises under a Lease that accurately describes the related Equipment and the Payments due under the Lease and is in all respects what it purports to be and with respect to which the Seller has informed the Agent in writing of all agreements entered into in connection therewith;

     (e) which, together with the related Purchased Assets and all proceeds thereof, are not subject to any Adverse Claim of the lessee of the Equipment or any other Person (except for the rights of the Obligor in the Equipment under such Lease), and the related Equipment is not subject to any Adverse Claim created or consented to by the Seller and to the best knowledge of the Seller, without inquiry, the related Equipment is not subject to any Adverse Claim of the lessee of the Equipment or any other Person (except for the rights of the Obligor in the Equipment under such Lease);

     (f) each Obligor of which has all the legal capacity, power and right required for it to enter into the related Lease and any supplemental agreements and to perform its obligations thereunder; all such terms have received all corporate or governmental authorization required by any applicable charter, by-law, constitution, law, rule or regulation;

     (g) with respect to which (i) no Obligor Default exists at the time of the Purchaser's Purchase of the Lease Receivable or has existed during the twelve
(12) months immediately preceding the date of such Purchase, other than an initial payment delinquency resulting solely from administrative reasons (as opposed to credit reasons), (ii) the Seller has provided the Purchaser with an accurate payment history of the related Obligor (related to Lease Receivables Purchased or to be Purchased hereunder) for the period from lease inception but prior to such Purchase, and (iii) the Seller has no knowledge, of any fact that may impair the related Lease's or Obligor Guaranty's validity;

     (h) which arises under a Lease that is genuine, valid and enforceable in accordance with its terms and which constitutes the legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with the related Lease's terms and, if applicable, the Obligor guarantee is a legal, valid and binding obligation of such guarantor (except, with respect to each of the foregoing, as such enforceability may be affected by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity)), and no suit or legal action or proceeding (administrative, judicial or otherwise) has been brought or, to the Seller's knowledge has been threatened to be brought by or against the Seller in connection with the related Lease or Obligor Guaranty;

     (i) with respect to which the Seller has not done anything that impairs the value of such Lease Receivable or other related Purchased Assets or any of the Purchaser's rights under the Purchased Assets or the Equipment covered by the related Lease;

     (j) which requires the Obligor to maintain the Equipment in good condition and working order, ordinary wear and tear excepted, and provides that in the event the Equipment covered by or the subject of such Lease is lost, stolen, destroyed, damaged beyond repair, or otherwise rendered permanently unfit or unavailable for use from any cause whatsoever, the Obligor of such Lease has the obligation to pay an amount not less than the Repurchase Price for the related Lease Receivable;

     (k) with respect to which, together with the related Purchased Assets and Equipment, all taxes, assessments, fines, and fees have been paid when due, except for disputes involving the Seller and bona fide disputes involving the Obligor that have been disclosed to the Agent, and all filings in respect of any such taxes, assessments, fines, and fees have been timely made, except for disputes involving the Seller and bona fide disputes involving the Obligor that have been disclosed to the Agent;

     (l) with respect to which the Seller is not in default of any of its obligations arising under the Lease or imposed by applicable law, rule or regulations in connection with the related Lease and Equipment;

     (m) with respect to which the Seller (i) is the owner of the Equipment or holder of a first priority security interest in each item of Equipment subject to the related Lease free and clear of any Adverse Claim created or consented to by the Seller, and, to the best knowledge of the Seller, without inquiry, free and clear of any Adverse Claim, except for the leasehold or ownership rights of the Obligor in the Equipment under such Lease and (ii) has granted or assigned a first priority perfected security interest in such Equipment to the Agent;

     (n) which arises under a Lease under which no amounts have been paid in advance of their due date except advance Payments which are required by the terms of the Lease and Payments made in advance of their respective due date of which the Seller has advised the Agent and which have not been included in the Scheduled Payments included in the calculation of the Purchase Price paid in connection with the Lease Receivable;

     (o) which arises under a Lease that is the only Lease with respect to the Equipment described therein and that has a remaining term of at least 18 months and not in excess of sixty (60) months after the Purchase Date for such Lease Receivable;

     (p) which arises under a Lease that provides  that all  Scheduled  Payments
are  payable  in  monthly  or  quarterly   installments   (or  other   scheduled
installments approved by the Agent);

     (q) the Obligor of which is a United States resident;

     (r) which is denominated and payable only in United States dollars in the United States;

     (s) which is "chattel paper", an "account" or a "general intangible" within the meaning of the UCC of all applicable jurisdictions that have adopted the UCC;

     (t) which arises under a Lease, no portion of which is subject to prepayment or early termination prior to the expiry of the original term of such Lease without payment of an amount not less than the Repurchase Price; and

     (u) which, if included as a Purchased Lease Receivable, would not cause a breach of the Obligor UCC Filing Requirement.

6.       Representation and Warranties of the Seller.

     The Seller hereby represents and warrants to the Purchaser (each representation and warranty shall be considered as having been made concurrently with any Purchase as an inducement to the Purchaser to make such Purchase) that:

     (a) Due Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement, and the Seller is duly qualified and in good standing as a foreign corporation authorized to do business in each state or jurisdiction where the failure to be so qualified (i) would have a material adverse effect upon the Seller's business, (ii) would adversely affect the Seller's rights to incur or perform its obligations under this Agreement, any Assignment, or any Purchased Asset, or (iii) would adversely affect the collectibility of any Purchased Lease Receivable (it being understood that any breach of the foregoing representation and warranty with respect to the qualification of the Seller to do business may be cured during the grace period set forth in paragraph 10(a) and paragraph 9(k)(vi)).

     (b) Due Authorization. The Seller is duly authorized to execute and deliver this Agreement and the Seller is and will continue to be, duly authorized to perform all of the Seller's obligations under this Agreement and under each instrument and document delivered in connection with this Agreement.

     (c) Due Execution and No Conflict. This Agreement has been duly executed and delivered on behalf of the Seller, and such execution and delivery of this Agreement by the Seller do not, and the performance of the Seller's obligations under this Agreement will not, conflict with any provisions of law, rule or regulation applicable to the Seller or the Seller's charter or by-laws or of any agreement or court or administrative order, judgment or decree binding upon the Seller. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be affected by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (d) Financial Statements. The Seller has delivered (or cause to be delivered) to the Agent, if then available and not already in the possession of the Agent copies of the Guarantor's financial statements, as of the end of the most recently concluded fiscal year, including a balance sheet of the Guarantor and its subsidiaries on a consolidated basis as of the end of such fiscal year, and related statements of net earnings and cash flows for such fiscal year, all prepared and certified by independent public accountants of nationally recognized standing selected by the Guarantor and stating in comparative form the respective figures for the end of and for the previous fiscal year. As of the date of any such financial statement and since such date, there has been no material adverse change in the financial condition of the Guarantor except as otherwise disclosed to the Agent in writing.

     (e) Other Information. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller or the Guarantor to the Agent or the Purchaser in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or the Purchaser, as the case may be, at such time) as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     (f) Litigation. No litigation or governmental proceedings except as disclosed to the Agent in writing are pending or to Seller's knowledge, threatened against the Seller or the Guarantor which if decided against the Seller or Guarantor would materially and adversely affect the Seller's or the Guarantor's business or financial position. Except as disclosed to Agent in writing, neither the Seller nor the Guarantor has any material contingent liabilities not provided for or disclosed in the financial statements referred to in paragraph 7(I)(A)6(d).

     (g)  Rights to  Purchased  Assets  and  Equipment;  Power to Sell.  On each
Purchase Date, the Seller has (i) good title to the Purchased Assets to be Purchased on such Purchase Date, free and clear of any Adverse Claim; (ii) good title to or a first priority security interest in the related Equipment, subject to the leasehold or ownership interest of the lessee thereof; and (iii) all legal power, right and authority to sell such Purchased Assets to the Purchaser.

     (h) Consummation of Purchase. Upon each Purchase hereunder, the execution by the Seller of the Assignment relating to such Purchased Assets shall be sufficient to convey good title to such Purchased Assets, free and clear of any Adverse Claim.

     (i) Location of Chief Executive Office. The Seller's chief executive office and principal place of business is located at the address set forth on the first page of this Agreement, unless the Seller has notified the Agent of a different location in advance and in writing.

     (j) Marking of Leases. Only one counterpart of each lease schedule constituting part of a Lease relating to Purchased Lease Receivables comprises the original of such Lease and the Seller's electronic or other records relating to such Purchased Lease Receivables shall indicate that such Purchased Lease Receivables have been sold.

     (k) Segregated Account Information. The name and address of the Segregated Account Bank, together with the account number of the Segregated Account of the Seller at such Segregated Account Bank have been disclosed to the Agent hereunder.

     (l) Securities Compliance. No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (m) Solvency. The Seller is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement.

     (n) Master Leases. With respect to each Lease, the Seller is holding and will continue to hold the related original master lease in trust for the benefit of the Agent, on behalf of the Purchaser.

7.       Seller Covenants.

     I) Reporting Covenants

     Until the termination of this Agreement pursuant to paragraph 12, the Seller agrees that it will:

     (A) Financial Statements. Furnish to the Agent or cause to be furnished to the Agent: (i) as soon as available, and in any event within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Guarantor, copies of the consolidated financial statements of the Guarantor and its subsidiaries, including a balance sheet of the Guarantor and its subsidiaries on a consolidated basis as of the end of such quarterly accounting period and related statements of net earnings for the portion of such fiscal year ended with the last day of such quarterly accounting period, all in reasonable detail and (ii) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Guarantor, copies of the financial statements of the Guarantor and its subsidiaries, including a balance sheet of the Guarantor and its subsidiaries on a consolidated basis as of the end of such fiscal year and related statements of net earnings and cash flows for such fiscal year, and prepared and certified by independent public accountants of nationally recognized standing selected by the Guarantor and stating in comparative form the respective figures for the end of and for the previous fiscal year.

     (B) Monthly Reports. Maintain books and records pertaining to all Purchased Lease Receivables for which the Seller is acting as the Collection Agent and provide the Agent on each Reporting Date, in a form and with a content reasonably acceptable to Agent, (A) detailed lease-by-lease cash applications of all Scheduled Payments and

Collections  received by the Agent during the immediately  preceding  month, and
(B) summaries of the status of each Purchased Lease Receivable, including the Collections and agings in 30 day increments to at least 90 days.

     Upon request, other source information, as is reasonably
available, from which the aforementioned are prepared, (A) invoice(s) to related
Obligor(s),   or  (B)  updated   payment   histories  for  all  Purchased  Lease
Receivable(s).

     (C) Reporting on Lease Receivables and Other Matters. Notify the Agent promptly and in no event more than five (5) Business Days after the occurrence of the following: (i) the Seller's determination to treat a Purchased Lease Receivable as an uncollectible Purchased Lease Receivable and of the default under any such related Lease which constitutes the basis for such determination,
(ii) the Seller's learning of any change in the name or address of the Obligor of any Purchased Lease Receivable or the location of the Equipment, and if required by the Agent, additional executed Notices of Assignment to permit the Agent to reflect any changed information, (iii) the Seller's learning of the default or violation of any provision of the Lease related to any Purchased Lease Receivable or other related documents by the Obligor thereof, which default or violation continues uncured for more than the period of grace, if any, specified in such Lease, (iv) the Seller's learning of any and all litigation or other matters or events concerning the Seller which might affect materially and adversely the Purchaser's interest in the Purchased Assets or related Equipment or any of the Purchaser's rights under this Agreement, (v) provide copies of all correspondence with Obligors of Purchased Lease Receivables which have been determined by Seller to be uncollectible Purchased Lease Receivables or with respect to which the Seller has declared the related Lease to be in default (following the expiration of any applicable grace period), and (vi) the Seller's learning of any Adverse Claim upon or with respect to any Equipment related to a Purchased Lease Receivable.

     (D) The Seller Collateral Information. The Seller will furnish to the Agent from time to time statements and schedules further identifying and describing the Seller Collateral and such other reports in connection with the Seller Collateral as the Agent may reasonably request, all in reasonable detail.

     II) Affirmative Covenants

     (A) Access to Seller's Records. Permit, and cause the Guarantor to permit, the Agent and its agents or representatives (who agree in writing to keep such information confidential, except to report the results of their review to the Agent), during normal business hours and upon reasonable notice to the Seller or the Guarantor, as applicable, to have access to all Records and permit such Persons to inspect and audit, and to provide such Persons make extracts therefrom.

     (B) Compliance with Legal Obligations. Perform all of the Seller's obligations arising under the Leases related to Purchased Lease Receivables or imposed by applicable law, rule or regulation with respect to the Purchased Assets and the related Equipment.

     (C) Payment of Taxes. Pay and discharge and use its best efforts to cause the Obligor to pay and discharge before the same shall become delinquent all taxes, assessments, fines, fees or other liabilities (including, without limitation, those relating to the Purchased Assets or the related Equipment), except for bona fide disputes which the Seller has properly reserved for in accordance with generally accepted accounting principles, and file or cause the Obligor to file all filings and returns with respect thereto in a timely manner, except for bona fide disputes which the Seller has properly reserved for in accordance with generally accepted accounting principles.

     (D)  Preservation  of  Corporate  Existence.   Preserve  and  maintain  its
corporate existence (except to the extent permitted under paragraph 7(II(H)), rights, franchise and qualifications to do business.

     (E) Collections. Cause all Collections, within two (2) Business Days of their receipt, to be deposited directly to the Segregated Account.

     (F) Further Assurances. From time to time execute and deliver such further documents and such further acts and things, as the Agent may reasonably request, at the Seller's expense, in order to fully effect the purposes of this Agreement and to perfect, protect or more fully evidence the Purchaser's ownership interest in the Purchased Assets and the Purchaser's interest in the Equipment (including, without limitation, in order to perfect a security interest in Equipment against the Seller or the Obligors of Purchased Lease Receivables), or to enable the Purchaser or the Agent to exercise or enforce any of their respective rights hereunder or under any Assignment, including, without limitation, executing and filing such financing or continuation statements or amendments thereto, as are requested and prepared by the Agent for filing by the Agent.

     (G) Change in Business or Credit and Collection Policy. Not, without the Agent's prior written consent, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Purchased Lease Receivable.

     (H) Merger Etc. Not merge with or into or consolidate with or into or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (except in the ordinary course of its business) (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person, or permit any subsidiary of the Seller to do so, in each case if the result would be to materially impair the creditworthiness of Seller and its subsidiaries on a consolidated basis, except that (i) any subsidiary of the Seller may merge or consolidate with or transfer assets to or acquire assets from any other subsidiary of the Seller, (ii) any subsidiary of the Seller may merge into or transfer assets to the Seller or any other Person, and (iii) the Seller or any subsidiary of the Seller may acquire the capital stock or assets of any other Person, provided in each case that immediately after giving effect to such proposed transaction, no Collection Agent Replacement Event or event which, with the giving of notice or lapse of time, or both, would constitute a Collection Agent Replacement Event, would exist.

     (I) Change in Corporate Name. Notify the Agent of any change to the Seller's corporate name prior to the effective date of such name change and deliver to the Agent such Financing Statements (Form UCC-1 and UCC-3) executed by the Seller which the Agent may reasonably request to reflect such name change, together with such other documents and instruments that the Agent may reasonably request in connection therewith.

     (J) Change of Chief Executive Office. Notify the Agent prior to the Seller's changing the location of the Seller's principal place of business or chief executive office.

     (K) Sales, Liens, Etc. Against Lease Receivables and Equipment. Except as otherwise provided herein or consented to in writing by the Agent, (i) not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Purchased Lease Receivable, any other Purchased Asset or any related Lease and (ii) not sell, assign (by operation of law or otherwise and whether to the Obligor of such Purchased Lease Receivable or otherwise) or otherwise dispose of or create any Adverse Claim upon or with respect to, any Equipment related to any Purchased Lease Receivable, except for such sales or dispositions of Equipment conducted by the Seller in the ordinary course of business and with respect to which the transferee of equipment has entered into a Transferee Agreement in the form attached hereto as Exhibit G.

     (L) Amendment of Lease Receivables. Not, without the Agent's written consent or as otherwise provided in paragraph 9(b), amend or otherwise modify, the terms of any Purchased Lease Receivable, or amend, modify or waive, any term or condition of any Lease related thereto, unless such Purchased Lease Receivable is repurchased by the Seller in accordance with paragraph 11.

     (M) Enforcement of Leases. Not, with respect to any Purchased Lease Receivable for which any Scheduled Payment is due or is to become due, without the prior written consent of the Agent or as otherwise provided in paragraph 9(b) take any action, permit any Person claiming by or through the Seller to take any action or attempt to require any Person to take action to enforce any rights and/or remedies under the related Lease, including, without limitation, any rights or remedies against any Equipment covered under such Lease; it being understood that neither the Purchaser nor the Agent has any obligation under any circumstance to enforce or take any action to enforce any rights or remedies under any such Lease.

     (N) Impairment of the Purchaser's Rights. Not do anything to impair the value of the Purchaser's rights in the Purchased Assets or the related Equipment, including the termination of or any amendment to any financing statement filed by the Seller against any Obligor for which the Seller is the secured party of record, without the prior consent of the Agent.

     (O) Terminate or Reject Leases. Not terminate or reject any Lease under which a Purchased Lease Receivable has arisen prior to the original term of such Lease, except where such rejection or early termination is made by the lessee (including the debtor-in-possession or trustee) pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code) which relates to the lessee's financial inability to make payments on such Purchased Lease Receivable, unless prior to such termination or rejection, the Seller pays the Agent, for the benefit of the Purchaser, an amount equal to the Repurchase Price with respect thereto (such Repurchase Price to be calculated assuming that the Lease is in effect for its full term through the Scheduled Termination Date).

     (P) Obligor UCC Filing Requirement. Comply with the Obligor UCC Filing Requirement.

8.       Agreement to Indemnify.

     (a) Neither the Agent nor the Purchaser assumes any obligation or liability to the lessee under any Lease and no assignment of any Purchased Assets shall impose any such obligation or liability on either the Agent or the Purchaser. The Seller shall have the obligation, at its expense, to provide and to have sole control of the defense of any claim brought by a third party against any of the Agent, the Purchaser, the Collection Agent, their respective successors and assigns, their respective officers, directors and employees of any of the foregoing (individually, an "Indemnitee"); provided, that if there is a conflict of interest between the Seller and such Indemnitee with respect to such claim, such Indemnitee may conduct its own defense and in such case, the Seller shall pay the reasonable out-of-pocket expenses and attorneys' fees of counsel of the Indemnitee (such obligation of the Seller being limited to only one other counsel of the Indemnitee(s)) which
(i) are related to or arise from the Purchased Assets and the related Equipment and (ii) arise or result from any act or omission by Seller resulting in: any violation of law, any alleged injury to persons or property, strict liability in tort, any violation or invasion of any patent, trade secret or copyright rights; any governmental fees, charges, taxes (including any sales tax) or penalties levied or imposed in respect to any Purchased Asset or any related Equipment (except as a result of the failure of the Collection Agent (if other than the Seller) to promptly remit to the Seller amounts remitted by Obligors of Purchased Lease Receivables to the Collection Agent (if other than the Seller) with respect to taxes in accordance with paragraph 8(b)), excluding, however, any claim arising out of the gross negligence, bad faith, or willful misconduct of any Indemnitee or of the Collection Agent (if other than the Seller), and Seller will pay any losses, damages, penalties or forfeitures payable to a third party by such Indemnitee as a result of such claim or settlement thereof, excluding, however, any claim arising out of the gross negligence, bad faith, or willful misconduct of any Indemnitee or of the Collection Agent (if other than the Seller). The Agent and the Seller will each give the other notice of any event or condition that requires indemnification by the Seller hereunder, or any allegation that such event or condition exists, promptly upon obtaining knowledge thereof. Each Indemnitee agrees to fully cooperate with the Seller in the defense of such Indemnitee with respect to such event, condition or allegation at no expense to the Seller so long as such Indemnitee does not incur out-of-pocket expenses as a result of such cooperation. The Seller agrees to keep the applicable Indemnitee reasonably apprised of the progress of any defense provided by the Seller under this paragraph 8(a) and the Seller agrees to pay all amounts due hereunder promptly on notice thereof from an Indemnitee (which notice shall state the basis for the claim being asserted under this paragraph 8(a)) and in no event later than five (5) Business Days after such notice. Notwithstanding anything to the contrary contained in this paragraph 8(a), the Seller shall not be responsible to indemnify any Indemnitee for costs and expenses incurred by such Indemnitee in any legal action directly between the Seller and such Indemnitee if the Seller prevails in such action.

     (b) All of the indemnities and agreements contained in this paragraph shall survive and continue in full force and effect notwithstanding termination of this Agreement or of any Lease related to a Purchased Lease Receivable.

9.       Agreement Regarding Collections and Administrations.

     (a) Designation of the Collection Agent. The servicing, administering, billing and collecting of Purchased Lease Receivables shall be conducted by the Person (the "Collection Agent") so designated from time to time in accordance with this paragraph 9. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof and with the same due care and attention as Seller currently administers its own portfolio. Such appointment of the

Seller as Collection Agent shall be subject to the Collection Agent replacement provisions set forth in paragraph 9(k). The Collection Agent's authorization under this Agreement shall terminate after the termination of this Agreement pursuant to paragraph 12.

     (b) Duties of the Collection Agent. The Collection Agent shall take or cause to be taken all such actions as may be reasonably necessary or advisable to collect each Purchased Lease Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy including, without limitation, billing each Obligor forty-five (45) days in advance of the due date in accordance with the Seller's standard billing procedures. The Collection Agent shall receive all Collections of the Purchased Lease Receivables and remit such Collections in accordance with paragraph 9(h). Each of the Seller, the Purchaser and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to paragraph 9, to enforce its respective rights and interests in and under the Purchased Lease Receivables, the other Purchased Assets and the related Leases. Litigation will only be instituted by the Collection Agent upon the terms and conditions set forth below. In no event shall the Collection Agent be entitled to make the Agent or the Purchaser a party to any litigation without the Agent's express prior written consent. In the event the Agent or the Purchaser desires to institute litigation to enforce the Purchaser's rights, the Agent will direct the Collection Agent to do so which direction is subject to paragraph 9(m)). In the event of such litigation, the Purchaser shall pay all legal and other costs and expenses incurred by the Collection Agent as a result thereof promptly upon demand therefor by the Collection Agent. If the Seller also pursues litigation, the parties shall share expenses pro-rata based upon the size of their respective investments. The Collection Agent may cease such litigation, without any liability or further obligation to the Purchaser or the Agent with respect to such litigation, to the extent that expenses and costs owing pursuant to the preceding sentence are not paid (or to the extent such expenses are not subject to a bona fide dispute) upon thirty (30) days prior written notice to the Agent. The Collection Agent may agree, with the prior consent of the Purchaser, with any Obligor as to any modification, alteration, release, compromise, extension, waiver, consent, or other similar or dissimilar indulgence of or with respect to any Purchased Lease Receivable. Subject to the provisions of this paragraph 9, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Seller or otherwise) to commence or settle any legal action to enforce collection of any Purchased Lease Receivable or to foreclose upon or repossess any Related Security. Amounts remitted by Obligors of Purchased Lease Receivables to the Collection Agent (if other than the Seller) with respect to taxes shall be promptly remitted to the Seller for payment to the appropriate governmental authority in accordance with paragraph 7(II)(C).

     (c) Rights of the Agent. At any time following the designation of a Collection Agent other than the Seller pursuant to paragraph 9(k) (the Agent and the Purchaser each expressly agrees that it will not take any of the following actions prior to such replacement of the Seller as Collection Agent subject to the last sentence of paragraph 9(k)):

     (A) The Agent may notify the Obligors of Purchased Lease Receivables, or any of them, of the Purchaser's interest in Purchased Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Purchased Lease Receivable be made directly to the Agent or its designee.

     (B) The Agent may in connection with the Agent's notification of Obligors as provided in paragraph 9(c)(A), complete and deliver the original Notice of Assignment to any Obligor of the Purchased Lease Receivables.

     (C) The Seller shall, at the Agent's request, (1) assemble all Records which the Agent reasonably believes are necessary or appropriate for the administration and enforcement of the Purchased Lease Receivables, and shall make the same available to the Agent at the Seller's offices, and (2) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Purchased Lease Receivables in a manner acceptable to the Agent and shall, within two (2) Business Days following receipt thereof, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     (D) Each of the Seller and the Purchaser hereby authorizes the Agent to take, subject to paragraph 9(l) and paragraph 9(m) hereof, in the Seller's name (if necessary) and on behalf of the Seller and the Purchaser, any and all steps necessary or desirable, in the determination of the Agent, to collect any and all Purchased Lease Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Purchased Lease Receivables and the related Leases. The Agent shall give the Seller and its agents and representatives promptly upon the Seller's request, access to all information maintained by or for the Agent relating the collections of the Purchased Lease Receivables and other amounts received from Obligors, if any, and shall allow the Seller and its agents or representatives to make copies or extracts of such information and shall provide to the Seller electronic data files regarding such information, in each case at the Seller's sole expense.

     (d) Cooperation by the Seller. If the Agent designates a Person other than the Seller as the Collection Agent or exercises its rights pursuant to paragraph 9(c), the Seller shall not initiate communication in any way with Obligors concerning the billing and collection of the Purchased Lease Receivables except to refer Obligors to the successor Collection Agent, nor shall the Seller interfere or attempt to interfere with the issuance of Notices of Assignments with respect to, or the billing and collection of sums due under the Purchased Lease

Receivables. Furthermore, the Seller shall cooperate and assist the Collection Agent in efforts with respect to billing and collection as the Collection Agent may reasonably request. The Agent's and the Collection Agent's (as applicable) right to send Notices of Assignment and bill and collect Purchased Lease Receivables as provided in this paragraph shall be specifically enforceable by such Persons. In addition, the Seller will use its best efforts, in accordance with its standard operating procedures, to assist the Agent (at Agent's request and expense and on a non-exclusive basis) in repossessing Equipment and remarketing any repossessed Equipment which is Seller Collateral in the same manner as the Seller remarkets Equipment that is not Seller Collateral (including, without limitation, the exercise of remarketing rights of the Seller with respect to such Equipment against the vendor or manufacturer of such Equipment).

     (e) Power of Attorney. The Seller hereby irrevocably constitutes and appoints the Agent (or any assignee or designee of the Agent) as the Seller's true and lawful attorney, which power of attorney is coupled with an interest, with full authority of the Seller with full power of substitution, for the Seller and in its name, place and stead, but at the Agent's or the Purchaser's expense, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all Purchased Lease Receivables and other Purchased Assets, and to endorse, in writing or by stamp, the Seller's name or otherwise on all checks, collections, receipts or instruments given in payment or part payment thereof; provided, however, the Agent agrees it will not exercise such power of attorney until any time after a Collection Agent Replacement Event has occurred under this Agreement and has not been cured in accordance with paragraph 9(k) below and that it will exercise such power of attorney with due care.

     (f) Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall perform all of its obligations under the Leases related to the Purchased Lease Receivables to the same extent as if Purchased Assets had not been transferred hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Seller from such obligations.

     (g) Application of Payments. To the extent the Collection Agent receives a payment from an Obligor of a Purchased Lease Receivable with respect to which the Obligor has not identified the Lease Receivable to which such payment should be applied (a payment in the exact amount of an outstanding invoice being sufficient identification), the Collection Agent shall use its reasonable efforts to contact such Obligor to confirm the Lease Receivable to which such Obligor intended that such payment be applied.

     (h) Remittance of Collections. (i) On or before the second to last Business Day of each month (the "Remittance Date"), and subject to the provisions of paragraph 10 hereunder, the Collection Agent shall deposit to the Agent's account for the benefit of the Purchaser, as described in paragraph 9(i), the amount of such Collections deposited in the Segregated Account since the immediately preceding Remittance Date; provided, that, any Collections received by the Collection Agent with respect to any Scheduled Payment included in the calculation of the Purchase Price of a Purchased Lease Receivable on or prior to the Purchase Date therefor, shall be remitted to the Purchaser on such Purchase Date.

     (ii) On or before each Remittance Date, the Seller will remit to the Collection Agent the past-due monthly Scheduled Payments ("Seller Remittances") on behalf of each Obligor of a Purchased Lease Receivable unless the Seller in good faith believes that the Obligor of such Purchased Lease Receivable has failed to make such Scheduled Payment as a result of an inability to pay for credit reasons. Any Seller Remittances shall be deemed Collections hereunder. If an Obligor pays any past-due Scheduled Payment with respect to which the Seller has made Seller Remittances, such Scheduled Payment(s) shall be for the Seller's account and shall not be considered "Collections" hereunder. In the event the Seller and the Purchaser determine that an Obligor of a Purchased Lease Receivable has failed to make any Scheduled Payment as a result of an inability to pay for credit reasons, and upon the request of the Seller, the Purchaser shall, or shall direct the Collection Agent to, return to the Seller any Seller Remittances made on behalf of such Obligor; provided that the Purchaser shall not be obligated to return any such Seller Remittances with respect to any Obligor that the Seller has not undertaken the proper procedures for Obligors in accordance with the Credit and Collection Policy.

     (i) Payments and Computations, Etc. All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be remitted to the Agent in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the account that the Agent shall specify to the Seller in writing. The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not remitted by the Seller when due hereunder (whether owing by the Seller individually or as the Collection Agent) at the greater of (i) the "Base Rate" (hereinafter defined), plus 2.0%, or (ii) the effective Discount Rate for the Lease Receivable to which the expected payment relates, plus 2.0%. "Base Rate" shall mean the rate of interest announced publicly by KeyBank N.A. in Cleveland, Ohio from time to time as its base rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to the Purchaser, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to the Purchaser. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     (j) Collection Expenses. So long as the Seller is acting as the Collection Agent it will act at the Seller's sole cost and expense, except in the event of litigation, as provided in paragraph 9(b) hereof.

     (k) Collection Agent Replacement Events. The Agent may at any time, following the occurrence of any of the following events (each a "Collection Agent Replacement Event"), designate any other Person to succeed the Seller or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof:

     (i) the Seller shall fail to repurchase any Ineligible Purchased Lease Receivables in accordance with the provisions of paragraph 11 below or the Seller (individually or as Collection Agent) shall fail to remit Collections in accordance with the provisions of 9(h) above; or

     (ii) the Seller (individually or as the Collection Agent) defaults in any other payment obligations hereunder, and such default shall have continued for a period of five (5) Business Days after notice thereof to the Seller from the Agent, or the Seller (individually or as the Collection Agent) defaults in the performance or observance of any other covenant, agreement, warranty, representation, or provision contained in this Agreement, and such default shall have continued for a period of ten (10) Business Days after written notice thereof to the Seller from the Agent; or

     (iii) the Seller defaults in the payment of any Indebtedness of the Seller (excluding Non-Recourse Debt) in excess of $500,000 which default continues uncured for more than the period of grace, if any, specified with respect to such Indebtedness, or the Seller shall have a judgment entered against it in excess of $100,000 and such judgment remains unstayed for more than 30 days; or

     (iv) the Seller shall cease to do business as a going concern (unless such cessation would be permitted under paragraph 7(II)(H)) or shall admit in writing its inability to pay its debts generally as they become due or shall make an assignment for the benefit of its creditors or shall commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or a complaint or petition or answer seeking reorganization or arrangement or any similar relief under the Bankruptcy Code or any other applicable law or statute of the United States of America or any state is filed by the Seller or against the Seller; or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator (or shall otherwise assume custody or control) of the Seller or of the whole or of any substantial part of its assets; or

     (v) Any representation and warranty contained in paragraph 6 is determined by the Agent to be false or misleading in any material respect and, if curable, the breach of such representation and warranty, and, where applicable, the results thereof, have not been cured within thirty (30) days following written notice thereof to the Seller by the Agent; or

     (vi) The Agent reasonably determines that the Seller's billing, collection and servicing procedures as Collection Agent are inadequate and such inadequacies have not been remedied to the Agent's satisfaction within forty-five (45) days after written notice thereof to the Seller from the Agent, provided that the Seller's collection procedures on Exhibit A shall be deemed to be adequate; or

     (vii) the Guarantor and its consolidated subsidiaries shall have had two consecutive quarters for which net income (as set forth in the financial statements delivered to Agent pursuant to paragraph 7(I)(A) hereunder) was zero or less than zero; or

     (viii) the Tangible Net Worth of the Guarantor and its consolidated subsidiaries shall be less than ninety-five percent (95%) of the highest Tangible Net Worth of the Seller and its consolidated subsidiaries previously reported in any financial statements of the Seller and its consolidated subsidiaries beginning October 1, 1998; or

     (ix) the ratio of Indebtedness (excluding any Non-Recourse Debt) to Tangible Net Worth of the Guarantor and its consolidated subsidiaries shall exceed 5.50 to 1.00.

     (x) the aggregate balance of Scheduled Payments of Delinquent Lease Receivables (other than Delinquent Lease Receivables whose Obligors are the subject of bankruptcy or similar proceedings) of at least three Obligors exceeds five percent (5%) of the aggregate balance of Scheduled Payments of all Purchased Lease Receivables (other than Purchased Lease Receivables whose Obligors are the subject of bankruptcy or similar proceedings).

     Notwithstanding the foregoing, the Agent may at any time designate a Person other than the Seller to act as collection agent with respect to any Delinquent Lease Receivable, and such Person shall have the rights and powers of the Collection Agent with respect to the servicing, administering, billing and collecting of such Delinquent Lease Receivables, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent with respect to such Delinquent Lease Receivable.

(l) Return of Payments. The Agent shall promptly remit, or cause the Collection Agent (if other than the Seller) to remit, to the Seller (i) any Payments received by the Agent, the Collection Agent or the Purchaser that do not constitute Purchased Assets hereunder (including any portion of a check, other instrument or wire transfer that does not pertain exclusively to Purchased Lease Receivables) and (ii) following the payment in full of all amounts owing by any Obligor under a

Purchased Lease Receivable, any payments under insurance paid to the Agent, the Collection Agent or the Purchaser by reason of loss or damage to the Seller Collateral related to such Purchased Lease Receivable in excess of such Purchased Lease Receivable (which remittance obligation shall be a contractual obligation owing by the Agent to the Seller).

     (m) Non-Interference with Quiet Enjoyment. Each of the Agent and the Purchaser agrees that it shall not interfere with any Obligor's right of quiet enjoyment and use of the related Equipment under a Lease unless a default by the Obligor has occurred under such Lease.

10. Seller's Grant of a Security Interest to Agent.

     (a) Grant of Security Interest. As security for the payment and performance of all recourse obligations of the Seller hereunder (the "Seller Obligations"), including, without limitation, the obligations of the Seller pursuant to paragraph 8, paragraph 11(a) and paragraph 14(a), the Seller hereby grants to the Agent, for the benefit of the Purchaser, a first priority perfected security interest in all of the Seller's right, title and interest in and to the following, whether now owned or hereafter acquired and whether now existing or hereafter arising (the "Seller Collateral"):

     (i) all Purchased Assets;

     (ii) All Equipment which is the subject of any Lease relating to a Purchased Lease Receivable and products and proceeds thereof, including, without limitation, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to such Equipment; and

     (iii) All documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Purchased Assets, Equipment;

provided, however, that, following the payment in full of all amounts owing by any Obligor under a Purchased Lease Receivable or such Purchased Lease Receivable being repurchased pursuant to paragraph 10, the security interest granted to the Purchaser in the Seller Collateral related to such Purchased Lease Receivable shall automatically be released without the necessity of any further action on the part of the Purchaser. The Purchaser agrees to execute UCC termination statements or such other release documentation as may be reasonably requested by the Seller to evidence such release, provided that the Seller prepares such UCC termination statements and other release documentation at its own expense.

     (b) Further Assurances by Seller. The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Seller Collateral and the Purchased Assets now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Assets, the Seller Collateral or any part thereof, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller upon the Agent's demand therefor; provided, however, prior to taking any such action, the Agent shall give notice of such intention to the Seller and provide the Seller with a reasonable opportunity to take such action itself.

     (c) Remedies of Agent. Following the occurrence of a default with respect to any of the Seller Obligations the Agent shall, subject to the obligations set forth in paragraph 9(m), have the following rights and remedies:

     (i) the right to enter upon Seller's premises or any other place where any of the Seller Collateral is kept and remove the Seller Collateral therefrom to the premises of the Agent;

     (ii) the right to require the Seller to assemble the Seller Collateral and make it available to the Agent at a place to be designated by the Agent in its sole discretion; and

     (iii) all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by law.

11.      Repurchase of Lease Receivables.

     (a) Lack of Eligibility. In the event any Purchased Lease Receivable shall not have been an Eligible Lease Receivable on the Purchase Date thereof or the Seller shall have breached any representation or warranty made in paragraph 6 with respect to such Lease Receivable, including without limitation, any of the representations and warranties contained in paragraph 6(g) and 6(h) any such Purchased Lease Receivable being referred to as an "Ineligible Purchased Lease Receivable"), then the Seller shall, if it has been unable to cure such ineligibility or breach of representation or warranty, and, where applicable, the results thereof, within thirty (30) days following written notice thereof to the Seller by the Agent, the Seller shall immediately after the expiration of such thirty (30) day period, repurchase such Ineligible Purchased Lease Receivable by paying to the Purchaser, with respect to the Ineligible Purchased Lease Receivable, cash in an amount equal to the Repurchase Price of such Ineligible Purchased Lease Receivable. The proceeds of any such repurchase shall be deemed to be Collections of such Purchased Lease Receivable received by the Purchaser.

     (b) Optional Repurchases. The Seller shall have the right, at the Seller's option and at any time, to repurchase a Purchased Lease Receivable on any Remittance Date; provided, that, (1) the Seller shall have notified the Agent of its intention to exercise this right with respect to such Purchased Lease Receivable at least twenty (20) days prior to such Remittance Date and (2) such repurchase arises out of (A) Seller's objection to a proposed assignment by Agent and/or Purchaser as provided in paragraph 14(d), or (B) the rewriting and/or restructuring of the related Lease as an accommodation to the Obligor thereunder and such repurchase is not for the purpose of refinancing such Purchased Lease Receivable; provided, that in the event of a rewriting, and/or restructuring as provided in paragraph 11(b)(2)(B) above, the Purchaser shall have the right of first refusal to Purchase such rewritten or restructured Lease or alternatively, the Seller may offer to sell the Purchaser a Lease Receivable with approximately the same Purchase Price and Risk Rating as the Lease Receivable arising under such rewritten or restructured Lease. On such Remittance Date, the Seller shall repurchase such Purchased Lease Receivable by paying to the Purchaser, with respect to the Purchased Lease Receivable, cash in an amount equal to the Repurchase Price of such Lease
Receivable. The proceeds of any such repurchase shall be deemed to be Collections of such Lease Receivable received by the Purchaser.

     (c) Retransfer without Recourse. Upon payment of such Repurchase Price for a Purchased Lease Receivable, the Seller shall have no further obligation or liability to the Purchaser with respect to such Purchased Lease Receivable. Following the Purchaser's receipt of the Repurchase Price for a Purchased Lease Receivable in accordance with this paragraph 11, the Purchased Assets and the Seller Collateral (as such term is defined in paragraph 10) related to such Purchased Lease Receivable shall be promptly reassigned to the Seller pursuant to a written instrument of reassignment executed by the Agent and the Purchaser and the original counterparts of the related Lease shall be delivered to the Seller; provided that such reassignment and delivery shall not be made if such Purchased Assets constitute Purchased Assets related to other unpaid Purchased Lease Receivables. Any such retransfer to the Seller of a Purchased Lease Receivable pursuant to this paragraph 11 shall be made, without recourse to, and without representation and warranty by the Agent or the Purchaser of any kind whatsoever other than the representation that neither the Agent nor the Purchaser has created or consented to the creation of any Adverse Claim on such Purchased Assets or Seller Collateral.

12. Termination of this Agreement.

     This Agreement shall continue in effect until the payment in full of all amounts owing by any Obligor under any Purchased Lease Receivable, and the payment in full of all amounts owed by the Seller hereunder; provided, however, that the indemnities and agreements contained in paragraph 8 and the agreements contained in paragraph 9(l) and 14(g) shall survive such termination.

13.  The Agent.

     (a) Authorization and Action. The Purchaser hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including without limitation, the power and authority to hold and to perfect any ownership interest or security interest created pursuant hereto or in connection herewith on behalf of the Purchaser.

     (b) Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as the Agent under or in connection with this Agreement (including, without limitation, any action taken or omitted to be taken by it or them if the Agent is designated as the Collection Agent pursuant to paragraph 9) or any other agreement executed pursuant hereto, except for the breach of any of its or their obligations specifically set forth in this Agreement, and except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Purchaser and shall not be responsible to the Purchaser for any statements, warranties or representations made in or in connection with this Agreement or in connection with any of the other agreement executed pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to the Purchaser for the due execution, legality, validity, enforceability, genuineness or sufficiency of value of this Agreement, the Assignments or any other agreement, instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other agreement executed pursuant hereto, by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

     (c) Agent and Affiliates. With respect to any Purchased Assets which may be assigned by the Purchaser to KCCI pursuant to paragraph 14(d), KCCI shall have the same rights and powers under this Agreement as would the Purchaser if it were holding such Purchased Assets and may exercise the same as though it were not the Agent. KCCI and its affiliates may generally engage in any kind of business with the Seller, the Guarantor or any Obligor, any of their respective affiliates and any Person who may do business with or own securities of the Seller, the Guarantor or any Obligor or any of their respective affiliates, all as if KCCI were not the Agent and without any duty to account therefor to the Purchaser.

     (d) Application of Agency Provisions. The parties hereto agree that this paragraph 12 shall govern the relationship between the Purchaser and the Agent and shall not apply to the Seller.

SECTION 14.  Guaranty.

     (a) The Guarantor hereby unconditionally and irrevocably guarantees the due and punctual performance and observance by the Seller and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part the Seller (whether individually, in its capacity as the Collection Agent or otherwise) to be performed or observed under this Agreement and each of the other documents, instruments and agreements executed by the Seller in connection herewith, including, without limitation, the indemnities and recourse provisions hereof and thereof and any other agreement of the Seller to pay any money hereunder or thereunder (all such terms, covenants, conditions, agreements and undertakings being hereinafter collectively referred to as the "Guaranteed Obligations"). In the event that the Seller shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed, then the Guarantor agrees to itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, as the case may be, such Guaranteed Obligation. It shall not be a condition to the accrual of the obligation of the Guarantor hereunder to perform or observe any such Guaranteed Obligation of the Seller (or to cause the same to be performed or observed) that the Agent or the Purchaser shall have first made any request of or demand upon or given any notice to the Seller, or any other Person or have instituted any action or proceeding against the Seller, or any other Person, for the performance of such Guaranteed Obligation. The Agent and the Purchaser may proceed to enforce the obligations of the Guarantor hereunder without first pursuing or exhausting any right or remedy which the Agent or the Purchaser may have against the Seller or any other Person.

     (b) The obligations of the Guarantor under this Section 14 shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of this Agreement, any of the other documents, agreements or instruments executed in connection herewith or any of the Purchased Lease Receivables or the Records relating thereto;

                  (ii) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by the Guarantor;

                  (iii) any impossibility or impracticality of performance, illegality (as to the performance by any other party other than the Guarantor), force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of, the Seller or the Guarantor, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen;

                  (iv) the release or substitution of any collateral or other security for the Guaranteed Obligations; or

                  (v) any amendment, restatement, waiver, forbearance, other modification to, or consent to any departure from the terms of, this Agreement, any of the other documents, agreements and instruments executed in connection herewith, the Guaranteed Obligations, or the Purchased lease Receivables (including, without limitation, the extension of time for the payment of the Guaranteed Obligations by the Seller, the extension, reduction or other modification of the payment terms under any Purchased Lease Receivable, or the increase in the amount of the Guaranteed Obligations owing hereunder), in each case, whether made or granted with or without the consent of, or notice to, the Guarantor, any such right to consent and notice being hereby waived by the Guarantor.

The undertaking set forth in this Section 14 shall continue to be effective or be reinstated, as the case may be, if at any time any payment by the Seller or the Guarantor hereunder is rescinded or must otherwise be returned by the Agent or the Purchaser, whether as a fraudulent or preferential transfer or otherwise, all as though such payment had not been made. The obligations of the Guarantor hereunder shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason. It is agreed that the obligations of the Guarantor hereunder shall only be discharged by the full performance and/or payment thereof as herein provided.

     (c) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to this Agreement and this undertaking and any requirement that the Agent or the Purchaser exhaust any right or take any action against the Seller, any lessee or any other Person.

     (d) Notwithstanding anything to the contrary in this Agreement, the Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Agreement to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Agent or the Purchaser against the Seller for the payment of the Seller's Guaranteed Obligations as provided herein. The Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Seller which may have arisen in connection with this Agreement. So long as any of the Seller's Guaranteed Obligations remain outstanding, if any amount shall be paid by or on behalf of the Seller to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust for the Agent and the Purchaser, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received as received by the Guarantor (duly endorsed, if required), to be applied against the Seller's Guaranteed Obligations then outstanding in accordance with the terms of this Agreement. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Seller's Guaranteed Obligations.

15.      Miscellaneous.

     (a) Costs and Expenses. Seller agrees to pay all costs and expenses in connection with the preparation, execution, delivery, administration and enforcement of this Agreement and the other documents to be delivered hereunder or in connection with any purchase of Lease Receivables hereunder, including, without limitation, the costs associated with UCC lien searches, the filing of financing statements and the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchaser (the "Initial Costs"). The Agent shall use commercially reasonably efforts to ensure that the Initial Costs do not exceed $20,000. The Seller agrees to pay costs and expenses, including reasonable attorneys' fees, expenses and court costs incurred by the Purchaser or the Agent in enforcing any of the provisions of this Agreement or in enforcing any obligations of the Seller contained in any Assignment, if, in either case, the Purchaser or the Agent is the prevailing party.

     (b) Notices. Any notice under this Agreement shall be in writing and shall be delivered in person, by telegram, by courier or overnight express, by United States first class mail, postage prepaid, and addressed as follows, or by telecopy as follows:

     (i) if to the Seller or the Guarantor, at the Seller's or Guarantor's address set forth on the first page of this Agreement or telecopy no. 703-834-5718, attention: Kleyton Parkhurst;

     (ii) if to the Agent or the Purchaser, at the Purchaser's address set forth on the first page of this Agreement or telecopy no. 617-654-2727, attention:
Cary Bussema;

     (iii) to any party at any other address or telecopy number as such party may, by notice as herein provided by the other parties, designate as its address and telecopy number for all notices under this Agreement.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) Binding Effect; Assignability. This Agreement shall be binding on, and inure to the benefit of, the Agent, the Purchaser, the Seller, and the Agent's and the Purchaser's respective successors and assigns and contains the Agent's, the Purchaser's, and the Seller's entire understanding and agreement with respect to the subject matter hereof. The Seller shall not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser. The Agent and the Purchaser may assign at any time any of their respective rights and obligations hereunder or interests herein (including, without limitation, the sale of undivided participation interests) to any Person subject to the Agent notifying the Seller and with the prior written consent of the Seller, such consent not to be unreasonably withheld; provided that the Seller shall not be permitted to object with respect to any such assignment of the Agent or the Purchaser to their respective rights and obligations to Capital Markets Assurance Corporation, MLC Group, Inc., KCCI or any Person managed by KCCI or any other affiliate of KCCI or an assignment of their respective rights to any Person in any Delinquent
Lease Receivable and the Purchased Assets related to such Delinquent Lease Receivable. Subject to the requirements of this paragraph 14(d), any assignee of the Purchaser or the Agent may further assign at any time its rights and obligations hereunder or interests herein. If one or more of the Purchaser's assignees purchase any Lease Receivable, such purchase or purchases shall be made under the terms and conditions of this Agreement.

     (e) No Waiver. All of the covenants, agreements, representations and warranties made by the Seller or the Purchaser in this Agreement shall, notwithstanding any investigation by the other party, be deemed to be material to and to have been relied upon by the other party with respect to each Lease Receivable purchased or repurchased pursuant to this Agreement. A party's knowledge at any time of any breach of or non-compliance with any of such covenants, agreements, representations or warranties by the other party shall not constitute a waiver of any thereof by such party. None of the Purchaser's or the Seller's rights under this Agreement will be waived except by a writing signed by the Purchaser or the Seller, as the case may be, and any such waiver will be effective only as to the matters expressly set forth in such writing.

     (f) Severability. A party's obligation to perform under this Agreement is limited by and subject to any and all applicable laws, rules and regulations. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (g) No Proceedings. Each of the Agent and the Seller agrees that it will not institute against the Purchaser any proceeding of the type referred to in paragraph 9(k)(iv) so long as any commercial paper issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

     (h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Receivables Purchase Agreement as of the date first above written.


                           MLC GROUP, INC., as Seller


                                          By:________________________________
                                          Title:


                                          MLC HOLDINGS, INC., as Guarantor


                                          By:________________________________
                                          Title:



                                          TRIPLE-A ONE FUNDING CORPORATION



                                          By:________________________________
                                          Title:


                           KEY CORPORATE CAPITAL, INC.
                                                       as the Agent


                                          By:________________________________
                                          Title:

                                    EXHIBIT A

                          CREDIT AND COLLECTION POLICY


Credit Policy:

Seller shall abide by the following Credit Policy:

- Submit Obligors for Purchase that have passed the credit guidelines of Seller and that generally meet or exceed the following minimum credit criteria for the corresponding Risk Rating:

          1 - A Lessee, or a guarantor of a Lessee, carrying a public debt rating, according to the rating system applied by Standard and Poor's (equivalent Moody's ratings are also acceptable) of between AAA and BBB-.

          2 - A Lessee, or a guarantor of a Lessee, carrying a public debt rating, according to the rating system applied by Standard and Poor's (equivalent Moody's ratings are also acceptable) of BB+.

          3 - A Lessee, or a guarantor of a Lessee, carrying a public debt rating, according to the rating system applied by Standard and Poor's (equivalent Moody's ratings are also acceptable) of BB or BB-.

         4   A Lessee that meets the following minimum credit criteria:

             -    At least 10 years in business
             -    CPA audited financials are available for the last 2 years
                   plus the latest internally prepared interim
             -    Revenue exceeds $50MM
             -    Tangible net worth exceeds $10MM
             -    Leverage is less than 3:1
             -    Cash flow is 1.5 times current debt
             -    Liquidity ratio is a minimum of 2:1
             -    Sales are increasing and the Lessee is profitable
             -    Submit the following Obligor credit information with each
                   request for Purchase:
             -    Minimally, audited financials for the last 2 full year results with the most recently available interim financial statement
             -    A recent Dun and Bradstreet report
             -    Any internal Obligor credit presentation performed by Seller

Collection Policy:

Seller shall abide by the following Collection Policy:

- Designate a contact person at Seller who will be responsible for communicating to Agent, upon request, the status of each Lease Receivable.

- Seller shall commence collection activity immediately on any Lease Receivable not paid within 10 days of the rent due date.

- At the request of Agent collect and remit to Purchaser any due and owing late charges required under the Lease which are ultimately paid by Obligor (only in the event Seller is not making advances on behalf of the Obligor).

- Document all collection activity on each Lease Receivable and upon request make available such documented collection activity to Agent.

- Seller agrees not to offer any Obligor of any Lease Receivable a rewrite, rent extension, rent abatement, refinance, or other such accommodation without prior written consent of Agent.

     - Seller will invoice and collect each Lease Receivable in accordance with the terms and conditions of the Lease and the Seller's standard invoicing and collection policies and procedures, including, but not limited to, billing the Obligor 45 days prior to the due date of the Scheduled Payment.

                                    EXHIBIT B

                                  FORM OF LEASE




                                    Attached.

                                    EXHIBIT C

               LIST OF CLOSING DOCUMENTS AND REQUESTED INFORMATION


A.       Transaction Documents

1. Lease Receivables Purchase Agreement ("Receivables Agreement") dated as of December __, 1998, among MLC Group, Inc. (the "Seller"), Triple-A One Funding Corporation (the "Purchaser") and Key Corporate Capital, Inc. as agent (the "Agent") for Purchaser.

2. Certificate of the Secretary of the Seller relating to the adoption of Resolutions of the Board of Directors of the Seller approving the Receivables Agreement and the other documents related thereto and certifying the accuracy of the Seller's Certificate of Incorporation attached thereto, the Seller's By-Laws attached thereto and the incumbency of certain officers of Seller.

3. Certificate of Incorporation of the Seller certified by the Secretary of State of Delaware.

4. Good Standing Certificate for the Seller certified by the Secretaries of State of Delaware and Virginia.

5. Pre-Closing UCC and tax lien and judgement search reports listing filings against the Seller.

6. Opinion Letter issued to Purchaser by counsel for Seller.


7. The Segregated Account Agreement executed by the Seller, the Agent and the Segregated Account Bank.

B. Lease Purchase Documents (to be delivered to the Agent prior to each Purchase
Date)

1. Certified copies of the Leases including any riders or other modifications thereto).

2. Original counterparts of lease schedules.

3.       Incumbency Certificates relating to Obligors.

4. Equipment delivery and acceptance certificates.

5. Copies of UCC financing statements filed against lessees or any other filing (including fixture filings) required pursuant to the Obligor UCC Filing Requirement.

6. Assignment (in the form of Exhibit D to the Receivables Agreement).

7. UCC Financing Statement signed by the Seller covering the Leases and related Equipment in the form attached as Exhibit F, and filed with the Secretary of State of Virginia and all other jurisdictions in which Equipment covered by the Receivables Agreement is located naming the Seller as debtor and Key Corporate Capital, Inc., as Agent, as secured party; provided, however, UCC financing statements are not required in jurisdictions where the Equipment is located (other than an Obligor's chief executive office) if the Obligor is (1) rated at least BBB/Baa2 by S&P and Moody's, respectively and (2) the cost of the Equipment in the location is less than 10% of the cost of all the equipment associated with that particular Lease Receivable.

8. Evidence of insurance (if required by Agent).

9. Undated signed notice letters for related lessees (in the form of Exhibit E).

10. UCC-3 Releases releasing any existing liens on the assets to be sold to Purchaser under the Receivables Agreement.

11. If applicable, copies of instruments, letters of credit and certificates of title, Obligor Guaranties, debt or lien subordination agreements, waiver agreements and any other documents relating to such Leases that constitute Related Security, provided, however, originals of the foregoing shall be provided upon request of the Agent to the extent the Agent determines that such original documents are required by the Agent to enforce its rights with respect to such Purchased Assets as provided herein.

12. Payment histories for each Purchased Lease Receivable.

13. Invoices and proof of payment for the Equipment covered by each Lease (if required by the Agent).

14. Written or electronically readable information stating the names and current addresses of each Obligor under any Purchased Lease Receivable to be sold to Purchaser on such Purchase Date.

                                    EXHIBIT D

                               FORM OF ASSIGNMENT


                                   ASSIGNMENT

                  Assignment made this ___ day of __________, 199_ by MLC Group, Inc. (the "Seller") to Triple-A One Funding Corporation (the "Purchaser") pursuant to the Lease Receivables Purchase Agreement dated as of December __, 1998 between the Seller, the Purchaser and Key Corporate Capital, Inc., as agent ("Agent") for the Purchaser (as amended from time to time, the "Purchase Agreement"; terms defined therein being used herein as therein defined). In consideration for the payment of the Purchase Price for the Lease Receivables (each described on Schedule I attached hereto), the undersigned hereby sells, assigns and transfers to the Purchaser all right, title and interest of the undersigned in and to (i) the payments and rights to payments with respect to the Leases set forth on Schedule I attached hereto (excluding any such payments or charges which constitute sales or other taxes), (ii) all Related Security with respect to said Leases, (iii) all Collections with respect to said Leases.

                  Notwithstanding anything herein or in the Purchase Agreement to the contrary, the undersigned has not assigned or delegated, and neither the Agent nor the Purchaser has assumed or promised to perform, any of the undersigned's duties or obligations under the Leases or with respect to any property referred to in or covered by the Leases.

                  The terms and conditions of this Assignment, including, but not limited to, the undersigned's warranties with respect to the above described Leases and other property and the undersigned's obligations to the Purchaser with respect to such Leases and other property are as provided for in the Purchase Agreement, to which reference is hereby made for a statement hereof.

                  This  Assignment   shall  be  governed  by  and  construed  in
accordance with the internal laws of the State of New York.

                  This Assignment shall be binding upon and inure to the benefit of the undersigned and the Purchaser and their respective successors and assigns.

Dated:  ______________, 199_


Seller: _________________________

----------------------------------
By:
Title:

                                    EXHIBIT E

                          FORM OF NOTICE OF ASSIGNMENT



                              NOTICE OF ASSIGNMENT



                                                        [Date]

=============================
=============================

     Re: Schedule No. _______ dated _____________________ to the Lease Agreement dated _____________ (the "Lease") between ___________________ ("Lessor") and
____________________ ("Lessee")


     Lessor hereby gives notice to Lessee that pursuant to the terms of an assignment agreement (the "Assignment") it has assigned and transferred to Triple-A One Funding Corporation ("Purchaser") all of its right, title and interest in and to, but none of its obligations under, the Lease and all amounts owing thereunder.

     Lessor hereby irrevocably directs Lessee to make any and all payments to Key Corporate Capital, Inc., having its principal office and place of business at 30 Federal Street, Boston, Massachusetts 02110, as agent for the Purchaser (the "Agent"). All of such payments should be payable to Agent. Lessor agrees that payment to Agent in accordance with the foregoing instructions will relieve Lessee of its obligation to make such payment to Lessor pursuant to the Lease.

     The Assignment shall not relieve Lessor of the performance of any of its obligations under the Lease or make or cause Purchaser or Agent to be liable for such obligations. Lessee should settle all claims against Lessor, whether arising under or related to the Lease or otherwise, directly with Lessor. Lessee shall continue to be obligated to make all payments due under the Lease expressly to the Agent with no right of offset, counterclaim, defense, etc.

     Lessee is hereby advised that Lessee cannot, without Agent's prior written consent: (i) modify or amend the Lease, (ii) assign, encumber or sublet its rights under the Lease or in the Leased Equipment, unless allowed under the Lease, (iii) exercise any of its rights under the Lease which are exercisable only with the consent of Lessor, (iv) return the Leased Equipment to Lessor, or
(v) settle any insurance claims with respect to the Leased Equipment. Agent is hereby irrevocably appointed as Lessee's attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts received under any insurance policy in payment for loss or damage to the Leased Equipment.

                  A copy of each notice which Lessee is required to give to Lessor under the terms of the Lease should be sent by Lessee to Agent at its address set forth above by certified mail, postage prepaid, or at such other address as Agent may hereafter notify Lessee.

                                         ----------------------------


                                   By:_______________________________

                                   Name:_____________________________

                                   Title:____________________________

                                    EXHIBIT F

                         FORM OF UCC FINANCING STATEMENT



Description of Collateral on face of UCC:

                  All of the following property, or interests in property of Seller wheresoever located: lease receivables, accounts, general intangibles, chattel paper (including, without limitation, equipment leases), instruments, contract rights, equipment and other property, in each case as more fully described on Exhibit A attached hereto and incorporated herein.

                                    EXHIBIT A
                                       TO
                               FINANCING STATEMENT

                                   Page 1 of 2


------------------------------          ---------------------------------------

SELLER:                                 PURCHASER:
------------------------------          ---------------------------------------
------------------------------           ---------------------------------------

MLC Group, Inc.                         Triple-A One Funding Corporation
------------------------------          ---------------------------------------
------------------------------          ---------------------------------------

400 Herndon Parkway                     885 Third Avenue
------------------------------          ---------------------------------------
------------------------------          ---------------------------------------

Herndon, VA  20170                      New York, NY 10022
------------------------------          ---------------------------------------
------------------------------          ---------------------------------------


------------------------------          ----------------------------------------

The financing statement to which this Exhibit A relates covers the following:

                  All of the following property, or interests in property of Seller wheresoever located: (a) "Lease Receivables" (as defined below) arising under leases identified by lessee and lease schedule number set forth on
Schedule 1 attached hereto, each of which has been sold to Purchaser or in which Purchaser heretofore has acquired or may, from time to time hereafter, acquire an interest pursuant to that certain Lease Receivables Purchase Agreement dated as of December __, 1998 among Seller, Purchaser and Key Corporate Capital, Inc., as "Agent" for the Purchaser, (as such Agreement may be hereafter amended, supplemented, otherwise modified or superseded by a successor agreement from time to time, the "LRPA")(such Lease Receivables, the "Purchased Lease Receivables"); a "Purchased Lease Receivable" shall include any payment included in the calculation of the purchase price for such Purchased Lease Receivable under the LRPA whether such payment(s) are directly payable by the obligor of the related lease, are paid by disposition of the related Equipment (as defined below) at the end of the term of the related lease or otherwise) whether such Purchased Lease Receivables constitute accounts, general intangibles, chattel paper, instruments or contract rights, (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of any Purchased Lease Receivable, whether pursuant to the related lease or otherwise,
(c) all UCC financing statements or other filings covering any collateral securing payment of any Purchased Lease Receivable, (d) all guarantees, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Purchased Lease Receivable whether pursuant to the lease related to such Purchased Lease Receivable or otherwise, (e) any lease of Equipment that was repossessed from an obligor of a Purchased Lease Receivable to the extent that any payment is due or will become due under such lease, (f) all rights against third parties (including, without limitation, any affiliate of the Seller), including, without limitation, vendors for remarketing of Equipment upon default, termination or otherwise under a lease, and other agreements or arrangements for the marketing of the Equipment,
(g) equipment which is the subject of any lease relating to a Purchased Lease Receivable (the "Equipment")(which Equipment may constitute "inventory" in the hands of the Seller) and products and proceeds thereof, including, without limitation, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to the Equipment, (h) all leases and other documents, books, records and other information (including without limitation, Computer programs, tapes, discs, punch cards, data processing software and related property and rights) related to or maintained with respect to any Purchased Lease Receivable and the related obligors and the Equipment, (i) all cash collections and other cash proceeds of any Purchased Lease Receivable including, without limitation, all late charges and all cash proceeds of the property described in clauses (b) through (f) hereof with respect to such Purchased Lease Receivable, and any collection of such Purchased Lease Receivable deemed to have been received pursuant to the LRPA and (j) all proceeds of the foregoing.

                  "Lease Receivable" as used above includes all rent installments then or thereafter payable by the obligor under a lease, together with all supplemental or additional payments required by the terms of such lease with respect to insurance and other specific charges, excluding any such payments or charges which constitute sales or other taxes, unless such payments or charges are included in the calculation of the purchase price for such Lease Receivable.


SELLER:                             MLC GROUP, INC.




                                            By:________________________________
                                                     Title:

                                    EXHIBIT G

                          FORM OF TRANSFEREE AGREEMENT



                            [TRANSFEREE'S LETTERHEAD]



                                     [Date]


TO;      TRIPLE-A ONE FUNDING CORPORATION
         885 Third Avenue
         New York, NY  10022

         KEY CORPORATE CAPITAL, INC.
         19100 Von Karman Ave., Suite 250
         Irvine, CA  92612

                  Re:      MLC Group, Inc.

Gentlemen:

                  Reference is made to that certain Lease Receivables Purchase Agreement dated as of December [__], 1998 (the "Purchase Agreement") by and among TRIPLE-A ONE FUNDING CORPORATION, a Delaware corporation (the "Purchaser") as the Purchaser, KEY CORPORATE CAPITAL, INC., a Delaware corporation ("KCCI"), as agent for the Purchaser (the "Agent") and MLC GROUP, INC. ("MLC"), an Illinois corporation (the "Seller"). Except as set forth herein the terms used in this Agreement have the meanings ascribed thereto in the Purchase Agreement.

                  [INSERT NAME OF BUYER] (the "Transferee") and Seller have entered into a [INSERT DESCRIPTION OF AGREEMENT], dated as of [INSERT DATE OF AGREEMENT] (the "Sales Agreement"), pursuant to which the Seller agrees to sell the Equipment described on Schedule A attached hereto (the "Equipment") to Transferee and to assign to Transferee, or to sell subject to, its rights under Equipment Schedule No. [__] to Master Lease dated [INSERT DATE] (the "Lease") between Seller, as the original lessor, and [INSERT NAME OF ORIGINAL LESSEE] (the "Lessee") as lessee.

                  Pursuant to the Purchase Agreement, the Seller has sold or assigned to the Purchaser all of the "Scheduled Payments" (as defined in the Purchase Agreement) and granted to the Agent a security interest in all its rights and interests in and to the Equipment and Lease, except as otherwise provided therein, to secure the Lessee's obligations to the Purchaser under the Lease and the Purchase Agreement. In order to comply with the requirements of paragraph 6(n) of the Purchase Agreement, Transferee hereby covenants and agrees with the Agent as follows:

1. Grant of Security Interest to the Agent. To secure the Lessee's obligations to the Purchaser under the Lease, and to secure Transferee's obligations hereunder, Transferee hereby grants to the Agent a first-priority security interest in the Equipment and all its right, title and interest in the Lease, such security interest having priority over any other interests of Transferee in the Equipment and the Lease or any substitutions therefor; provided, however, that nothing contained herein shall constitute or be deemed to constitute a release of the Seller from any of its obligations arising prior to the date hereof, or a waiver by Transferee of any rights or remedies it may have against the Seller, under the Sales Agreement or otherwise; provided, further, that the exercise by Transferee of any and all such rights and remedies will not disturb the validity, priority or perfection of the security interest of the Agent in and to the Equipment and the Lease; provided, further, that Transferee shall not be liable to the Agent for any material representation, covenant or warranty by the Seller contained in the Purchase Agreement. Upon the occurrence of a default under the Lease, the Agents shall, except as otherwise provided herein, have the same remedies hereunder with respect to the Equipment and the Lease as are provided with respect to the Equipment and the Lease by the Purchase Agreement and by law and such remedies shall be exercisable simultaneously with those with respect to the security interest granted to the Agent by the Seller under the Purchase Agreement. Upon full payment of all sums owed to the Purchaser and the Agent under the Lease, the Agent agrees to execute and deliver to Transferee such releases, termination statements or other documents reasonably requested by Transferee as may be necessary or desirable to evidence such satisfaction.

                  2. Acknowledgment of the Agent's Security Interest. In order to preserve and protect the security interest granted to the Agent under this Agreement, Transferee hereby: (a) acknowledges the grant of a security interest to the Agent by the Seller; (b) waives any objection to the enforceability thereof; (c) recognizes the first priority security interest granted to the Agent hereby whether perfected or not, and waives any objection or defense under the Uniform Commercial Code (including, without limitation, Section 9-306 and 9-307) or otherwise, to the validity, enforceability or priority of the Purchase Agreement and the rights and remedies set forth herein; (d) agrees that Transferee's ownership interest in the Equipment and its interest in the Lease shall in all respects be subject and subordinate to the security interest granted to the Agent by this Agreement; (e) to the extent deemed necessary or desirable by the Agent, agrees that it shall execute and deliver to the Agent, for the purpose of further perfecting or confirming the security interests of the Agent created by this Agreement, financing statements, and, from time to time, continuation statements, under the Uniform Commercial Code with respect to the security interests created by the Purchase Agreement and this Agreement; (f) agrees that the Agent shall have no liability to the Transferee for, and waives any claim which the Transferee may now or hereafter have against the Agent arising out of: any and all actions which the Agent, in good faith, takes or omits to take with respect to the foreclosure upon, sale, release, or failure to realize upon, any of the Equipment and/or the Lease and actions with respect to the collection of any claim for all or any part of the obligations of the Seller or the applicable Obligor to the Agent or the Purchaser, or the valuation, use, protection or release of any collateral; and (g) agrees that it shall execute and deliver to the Agent any and all such other documents as may be reasonably requested by the Agent. The Agent and the Purchaser acknowledge that the security interest granted by this Agreement does not secure any of the Seller's obligations to the Agent or the Purchaser under the Purchase Agreement.

                  3. Representations, Warranties and Agreements of Transferee. Transferee represents and warrants that:

                  (a) Transferee has, on the date hereof, the same title to the Equipment as was conveyed to it by the Seller. Transferee has not taken, or failed to take, nor will it take or omit to take, any action which would result in the imposition of a lien by, through or under Transferee on the Equipment other than Permitted Encumbrances and the liens of the Agent pursuant to the Purchase Agreement and this Agreement.

                  (b) Transferee has filed all tax returns required to be filed by it and is not in default in the payment of any taxes levied or assessed against it or any of its assets which have or could have a material effect on Transferee's ability to perform its obligations hereunder.

                  (c) Transferee is duly organized, validly existing and in good standing in the jurisdiction of its organization, and has full authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of Transferee's obligations hereunder have been duly authorized by all necessary corporate action on the part of Transferee; and this Agreement constitutes the valid and binding agreement and obligation of Transferee, enforceable against the Transferee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors' rights generally.

                  (d) Transferee's chief executive office is located at [INSERT TRANSFEREE'S ADDRESS], and Transferee will give the Agent at least 30 days prior written notice of any change in the location of its chief executive office.

                  4. Transfer of Equipment. Transferee hereby agrees that it shall not after the date hereof transfer its interest in the Equipment unless Transferee's transferee shall have executed and deliver to the Agent a letter in form and content substantially identical to this letter, and paragraph 6(n) of the Purchase Agreement shall have been fully complied with.

                  5. No Disturbance. Transferee hereby agrees that it shall not after the date hereof take any action to disturb the quiet use, possession and enjoyment of the Equipment by any lessee without the prior written consent of the Agent.

                  6. Miscellaneous. All notices hereunder shall be in writing and shall be delivered or mailed by first class, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses first set forth above, or at such other address as either party hereby shall have designated by written notice, as aforesaid, to the other. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may be executed in two or more counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument.

Very truly yours,

[INSERT NAME OF TRANSFEREE]


By:______________________________
         Name:
         Title:

         I,   _________________________,    an   ___________________,   of   the
Transferee, DO HEREBY CERTIFY that the individual executing the foregoing Certificate holds the office in the Transferee indicated below his name, and the signature of such officer appearing above is the genuine signature of such officer and that such officer is duly authorized to execute and deliver the foregoing Certificate on behalf of the Transferee.

By:______________________________
         Name:
         Title:

AGREED AS OF THE DATE
FIRST WRITTEN ABOVE:

KEY CORPORATE CAPITAL, INC.,
as the Agent
for TRIPLE-A ONE FUNDING CORPORATION


By:______________________________
         Name:
         Title: